UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2019

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 100, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Not Applicable

Former Name, Former Address or Former Fiscal Year,
If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 19, 2018, the Nasdaq Stock Market (“Nasdaq”) notified U.S. Energy Corp., a Wyoming corporation (the “Company”), that the bid price of the Company’s common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with the minimum $1.00 closing bid price per share requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Company was provided 180 calendar days, or until June 17, 2019, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Company’s common stock was required to have met or exceeded $1.00 per share for at least ten consecutive business days during such period. On June 19, 2019, the Company was provided an additional 180 calendar day period, or until December 16, 2019, to demonstrate compliance.

On December 17, 2019, the Company received notice (the “Notice”) from the Nasdaq Listing Qualifications department (the “Staff”) indicating that, based on the Company’s continued non-compliance with the Minimum Bid Price Requirement, the Company’s common stock will be delisted from the Nasdaq Capital Market. The Notice further states that unless the Company requests an appeal of the Staff’s delisting determination to a Hearing Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, trading of the Company’s common stock will be suspended at the opening of business on December 27, 2019, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s common stock from listing and registration on Nasdaq. The request for a hearing must be submitted no later than December 24, 2019.

The Company intends to timely request a hearing before the Panel, which request will stay the suspension of the Company’s common stock and the filing of the Form 25-NSE pending the Panel’s decision. At the hearing, the Company intends to present its plan to regain compliance with the Minimum Bid Price Requirement. This plan involves implementing a reverse stock split of the Company’s common stock at a reverse split ration of 1-for-10 (the “Reverse Stock Split”), as disclosed in the Company’s definitive proxy statement filed with the SEC on November 5, 2019. As previously disclosed, the Company’s shareholders approved the Reverse Stock Split at the Company’s Annual Shareholders’ Meeting held on December 10, 2019. The Company anticipates that the Reverse Stock Split will be effective as of January 2, 2020.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s ability to timely request a hearing before the Panel and present its plan to regain compliance with the Minimum Bid Price Requirement, to timely implement and cause to be effective the Reverse Stock Split, and to regain compliance with Nasdaq’s requirements for continued listing, as well as related matters. These statements are subject to risks and uncertainties, including the failure of the Company to timely request a hearing before the Panel, the failure of the Company to timely implement and cause to be effective the Reverse Stock Split, the Company’s plan to regain compliance with the Minimum Bid Price Requirement not being accepted and the failure of the Company to otherwise regain compliance with Nasdaq’s requirements for continued listing, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	December 19, 2019